Exhibit 99.2

Revlon Announces Early Settlement of Tender Offer for 9¾% Senior Secured Notes

NEW YORK--(BUSINESS WIRE)--February 8, 2013--Revlon, Inc. (NYSE: REV) today announced the early settlement of its previously announced tender offer and solicitation of consents (the "Tender Offer") by its wholly-owned operating subsidiary, Revlon Consumer Products Corporation ("RCPC") for any and all of its 9¾% Senior Secured Notes due November 2015 (CUSIP No. 761519 BB2) (the “Notes”). The Tender Offer is described in an offer to purchase and consent solicitation statement, dated January 29, 2013, and the related letter of transmittal and consent (together the "Offering Materials," including any amendments or supplements to the foregoing). RCPC has provided notice of its intention to redeem any Notes not purchased in the Tender Offer.

As part of the previously announced Tender Offer, RCPC solicited consents from the holders of the Notes for certain proposed amendments (the “Proposed Amendments”) that would eliminate substantially all of the restrictive covenants, certain events of default and related provisions contained in the indenture governing the Notes (the “Indenture”). Adoption of the Proposed Amendments required consents from holders of a majority in aggregate principal amount of the outstanding Notes. RCPC has received the requisite consents to execute a supplemental indenture to effect the Proposed Amendments.

As of 11:59 p.m., New York City time, on February 7, 2013 (the "Consent Date"), holders of approximately $192 million aggregate principal amount of Notes had validly tendered and not validly withdrawn such Notes (the "Early Tender Notes"), which represents approximately 58% of the $330 million aggregate principal amount of the Notes outstanding prior to the Tender Offer. RCPC has accepted all Early Tender Notes and used the net proceeds from its offering of senior notes completed on February 8, 2013 to pay the total consideration of $1,054.50 (including the $30.00 consent payment) per $1,000 principal amount to all holders of such Early Tender Notes plus accrued and unpaid interest from the last interest payment date to, but not including, the payment date.

Withdrawal rights for the Tender Offer have expired.

The Tender Offer will expire at 11:59 p.m., New York City time, on February 26, 2013, or any other date and time to which RCPC may extend the Tender Offer (the "Expiration Date"), unless earlier terminated. Notes validly tendered in the Tender Offer after the Early Tender Date, but before the Expiration Date and accepted for purchase will receive $1,024.50 per $1,000 principal amount of Notes tendered. In addition, all Notes validly tendered in the Tender Offer on or prior the Expiration Date and accepted for purchase will receive accrued and unpaid interest from the last interest payment date to, but not including, the payment date.

Payment for Notes that are validly tendered in the Tender Offer after the Early Tender Date and at or prior to the Expiration Date and accepted for purchase will be made promptly after the Expiration Date. No tenders of the Notes will be valid if submitted after the Expiration Date.

Citigroup Global Markets Inc. is the sole dealer manager of the Tender Offer. U.S. Bank National Association has been retained to serve as the depositary and information agent. Persons with questions regarding the Tender Offer should contact Citigroup Global Markets Inc. at (toll-free) (800) 558-3745 or (toll) (212) 723-6106. Requests for copies of the Offering Materials and other related materials should be directed to U.S. Bank National Association at (toll-free) (800) 934-6802.

None of RCPC or its affiliates, its board of directors, the dealer manager, the depositary and information agent or the trustee for the Notes makes any recommendation as to whether holders of the Notes should tender or refrain from tendering the Notes in the Tender Offer. This press release is neither an offer to purchase, nor a solicitation of an offer to sell, the Notes or any other securities. The Tender Offer is made only by the Offering Materials. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of RCPC by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, including statements about the plans of Revlon, Inc. and RCPC (together, the "Company") and their strategies, focus, beliefs and expectations, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, the Company’s beliefs, expectations, focus and/or plans regarding future events, including as to RCPC’s plans to (i) conduct certain refinancing transactions on a variety of terms and conditions; (ii) conduct an offer to purchase for cash any and all of RCPC’s 9¾% Senior Secured Notes due 2015; and (ii) redeem the aggregate principal amount of 9¾% Senior Secured Notes due 2015 that remain outstanding following the Tender Offer. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company’s filings with the SEC, including the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2012 and 2013 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com), as well as reasons including difficulties, delays, unexpected costs or the inability of RCPC to consummate, in whole or in part, the offer to purchase for cash any and all of RCPC’s 9¾% Senior Secured Notes due 2015 and the redemption of the aggregate principal amount of 9¾% Senior Secured Notes due 2015 that may remain outstanding on the scheduled redemption date, including due to our inability to obtain sources of financing to fund any or all of the total consideration under the Tender Offer or due to market conditions or other factors. Factors other than those referred to above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s websites or other websites referenced herein shall not be incorporated by reference into this press release.

About Revlon

Revlon is a global color cosmetics, hair color, beauty tools, fragrances, skincare, anti-perspirant deodorants and beauty care products company whose vision is Glamour, Excitement and Innovation through high-quality products at affordable prices. Revlon® is one of the strongest consumer brand franchises in the world. Revlon’s global brand portfolio includes Revlon® color cosmetics, Almay® color cosmetics, SinfulColors® color cosmetics, Pure Ice™ color cosmetics, Revlon ColorSilk® hair color, Revlon® beauty tools, Charlie® fragrances, Mitchum® anti-perspirant deodorants, and Ultima II® and Gatineau® skincare. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com and www.mitchum.com. Corporate and investor relations information can be accessed at www.revloninc.com.

CONTACT:
Revlon, Inc.
Investor Relations & Media:
Elise Garofalo, 212-527-5264
Senior Vice President, Treasurer and Investor Relations